Exhibit 5.1

Harney Westwood & Riegels 14th Floor, Alexandra House 18 Chater Road Central Hong Kong Tel: +852 5806 7800 Fax: +852 5806 7810

11 August, 2026

060471.0001

LONDIAN WASON NEW ENERGY TECH INC.

龙电华鑫新能源科技集团

4th Floor, Harbour Place

103 South Church Street

P.O. Box 10240

Grand Cayman KY1-1002

George Town

Cayman Islands

Dear Sir or Madam

LONDIAN WASON NEW ENERGY TECH INC. 龙电华鑫新能源科技集团 (the Company)

We are lawyers qualified to practise in the Cayman Islands and have acted as Cayman Islands legal advisers to the Company in connection with the Company’s registration statement on Form F-1 (the Form F-1 Registration Statement), including all amendments or supplements thereto, and accompanying prospectus filed with the Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Securities Act) and the related registration statement filed with the Commission pursuant to Rule 462(b) of the Securities Act (the Rule 462(b) Registration Statement, together with the Form F-1 Registration Statement, the Registration Statements), relating to the public offering by the Company (the Offering) of 4,285,714 American depositary shares (the ADSs) representing five ordinary shares of a par value of US$0.00001 each of the Company (the IPO Shares).

The Rule 462(b) Registration Statement relates to the registration of the proposed offer and sale of up to 714,285 ADSs (the Additional Shares) in addition to the IPO Shares registered in the Form F-1 Registration Statement.

We are furnishing this opinion as Exhibits 5.1, 8.1 and 23.2 to the Registration Statement.

For the purposes of giving this opinion, we have examined the Documents (as defined in Schedule 1) which we regard as necessary in order to issue this opinion. We have not examined any other documents, official or corporate records or external or internal registers and have not undertaken or been instructed to undertake any further enquiry or due diligence in relation to the transaction which is the subject of this opinion.

In giving this opinion we have relied upon the assumptions set out in Schedule 2 which we have not verified.

Based solely upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 3, we are of the opinion that under the laws of the Cayman Islands:

The British Virgin Islands is Harneys Hong Kong office’s main jurisdiction of practice.

Jersey legal services are provided through a referral arrangement with Harneys (Jersey) which is an independently owned and controlled Jersey law firm.

Resident Partners: M Chu | Y Fan | SG Gray | IC Groark | SO Karolczuk | PM Kay | MW Kwok

WPT Lee | IN Mann | BP McCosker | R Ng | PJ Sephton

Anguilla | Bermuda | British Virgin Islands Cayman Islands | Cyprus | Dubai | Hong Kong | Jersey London | Luxembourg | Shanghai | Singapore harneys.com

1

Existence and Good Standing. The Company is an exempted company duly incorporated with limited liability, and is validly existing and in good standing under the laws of the Cayman Islands. It is a separate legal entity and is subject to suit in its own name.

2

Authorised Share Capital. Based on our review of the M&A (as defined in Schedule 1), the authorised share capital of the Company will be US$50,000 divided into 5,000,000,000 ordinary shares of a par value of US$0.00001 each, when the M&A becomes effective.

3

Valid Issuance of IPO Shares. The allotment and issue of the IPO Shares as contemplated by the Registration Statement have been duly authorised and the IPO Shares will, when allotted, issued and fully paid for in accordance with the Registration Statement, and when the names of the shareholders are entered in the register of members of the Company, be validly issued, fully paid and non-assessable.

4

Valid Issuance of the Additional Shares. The Additional Shares will, when allotted, issued and fully paid for in accordance with the Rule 462(b) Registration Statement, and when the names of the shareholders are entered in the register of members of the Company, be validly issued, fully paid and non-assessable.

5

Cayman Islands Law. The statements under the headings “Taxation – Cayman Islands Taxation”, “Enforceability of Civil Liabilities”, and “Description of Share Capital” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects as at the date of this opinion and such statements constitute our opinion.

This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the Cayman Islands as they are in force and applied by the Cayman Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. We express no opinion as to matters of fact. Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in the Registration Statement. We express no opinion with respect to the commercial terms of the transactions the subject of this opinion.

In connection with the above opinion, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm in the Registration Statement under the headings “Taxation – Cayman Islands Taxation”, “Enforceability of Civil Liabilities” and “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

/s/ Harney Westwood & Riegels

Harney Westwood & Riegels

SCHEDULE 1

List of Documents Examined

1	A copy of the certificate of incorporation of the Company dated 30 September 2022.

2

A copy of the third amended and restated memorandum and articles of association of the Company adopted by a special resolution passed on 19 June 2026 and effective immediately prior to the completion of the initial public offering of the Company’s ADSs representing its ordinary shares (the M&A).

3	Copies of the register of directors and officers and register of members of the Company provided to us on 29 July 2026.

4

The Register of Writs and other Originating Process of the Grand Court of the Cayman Islands (the Court Register) via the Court’s Digital System (as defined in Schedule 3) conducted on 25 June 2026 (the Court Search Date).

5	A copy of the minutes of extraordinary general meeting of shareholders of the Company held on 15 January 2024.

6	A copy of the unanimous written resolutions of all the shareholders of the Company passed on 19 June 2026.

7	A copy of the written resolutions of all of the directors of the Company passed on 30 December 2023.

8	A copy of the unanimous written resolutions of all of the directors of the Company passed on 19 June 2026 (paragraph 5 to paragraph 8, collectively the Resolutions).

9	A copy of the certificate of good standing in respect of the Company issued by the Registrar of Companies in the Cayman Islands dated 28 July 2026.

10	A copy of the certificate issued by a director of the Company dated 11 August 2026, a copy of which is attached hereto (the Director’s Certificate).

11	The Registration Statement.

(1 to 10 above are the Corporate Documents, and 1 to 11 above are the Documents).

SCHEDULE 2

Assumptions

1	Authenticity of Documents. All original Documents are authentic, all signatures, initials and seals are genuine, and all copies of Documents are true and correct copies.

2

Corporate Documents. All matters required by law to be recorded in the Corporate Documents are so recorded, and all corporate minutes, resolutions, certificates, documents and records which we have reviewed are accurate and complete, and all facts expressed in or implied thereby are accurate and complete.

3

Director’s Certificate. The contents of the Director’s Certificate are true and accurate as at the date of this opinion and there is no information not contained in the Director’s Certificate that will in any way affect this opinion.

4

No Steps to Wind-up. The directors and shareholders of the Company have not taken any steps to have the Company struck off or placed in liquidation, no steps have been taken to wind up the Company and no receiver has been appointed over any of the property or assets of the Company.

5

Court Search. The Court Register examined by us via the Court’s Digital System on the Court Search Date, constitutes a complete record of the proceedings for such period before the Grand Court of the Cayman Islands.

6

Resolutions. The Resolutions passed in writing have been duly executed by or on behalf of each director, and the signatures and initials thereon are those of a person or persons in whose name such Resolutions have been expressed to be signed. The Resolutions passed at meetings were adopted at duly convened meetings of the shareholders of the Company, and such meetings were held and conducted in accordance with the memorandum and articles of association of the Company. The Resolutions remain in full force and effect.

7

Unseen Documents. Save for the Documents provided to us there are no resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions envisaged in the Registration Statement.

SCHEDULE 3

Qualifications

1	Foreign Statutes. We express no opinion in relation to provisions making reference to foreign statutes in the Registration Statement.

2

Commercial Terms. Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

3

Meaning of Non-Assessable. In this opinion the phrase non-assessable means, with respect to the issuance of Shares, that a shareholder shall not, in respect of the relevant Shares, have any obligation to make further contributions to the Company’s assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

4

Good Standing. The Company shall be deemed to be in good standing at any time if all fees (including annual filing fees) and penalties under the Law have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Law.

5

Court Search. The search of the Court Register has been undertaken on a digital system made available through the Grand Court of the Cayman Islands (the Court’s Digital System), and through inadvertent errors or delays in updating such digital system (and/or the Court Register from which the digital information is drawn) may not constitute a complete record of all proceedings as at the Court Search Date and in particular may omit details of very recent filings. The search of the Court Register would not reveal, amongst other things, any writ, originating summons, originating motion, petition (including any winding-up petition), counterclaim or third party notice (Originating Process) filed with the Grand Court of the Cayman Islands which, pursuant to the rules of the Grand Court of the Cayman Islands or best practice of the Clerk of the Courts’ office, should have been entered in the Court Register but was not in fact entered in the Court Register (properly or at all), or any Originating Process which has been placed under seal or anonymised (whether by order of the Court or pursuant to the practice of the Clerk of the Courts’ office).

6	Economic Substance. We have undertaken no enquiry and express no view as to the compliance of the Company with the International Tax Co-operation (Economic Substance) Act (Revised).

Annex

Director’s Certificate

LONDIAN WASON NEW ENERGY TECH INC.

龙电华鑫新能源科技集团

incorporated in the Cayman Islands

Company No. 394581

(the Company)

DIRECTOR’S CERTIFICATE

This certificate is given by the undersigned in his/her capacity as a duly authorised director of the Company to Harney Westwood & Riegels in connection with a legal opinion in relation to the Company (the Legal Opinion). Capitalised terms used in this certificate have the meaning given to them in the Legal Opinion.

1	Harney Westwood & Riegels may rely on the statements made in this certificate as a basis for the Legal Opinion.

2

I, the undersigned, am a director of the Company duly authorised to issue this certificate. Under the constitutional documents of the Company, the business and affairs of the Company are conducted by the board of directors of the Company.

3	I, the undersigned, confirm in relation to the Company that:

(a)

the second amended and restated memorandum and articles of association of the Company adopted by a special resolution of the Company passed on 28 December 2023 remain in full force and effect and are otherwise unamended;

(b)

the third amended and restated memorandum and articles of association of the Company adopted by a special resolution passed on 19 June 2026 and effective immediately prior to the completion of the initial public offering of the Company’s ADSs representing its ordinary shares;

(c)

the Resolutions passed in writing have been duly executed by or on behalf of each director, and the signatures and initials thereon are those of a person or persons in whose name such Resolutions have been expressed to be signed; the Resolutions passed at meetings were adopted at duly convened meetings of the shareholders of the Company, and such meetings were held and conducted in accordance with the memorandum and articles of association of the Company; and the Resolutions remain in full force and effect at the date hereof and have not been amended, varied or revoked in any respect; and

(d)

there is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from allotting and issuing the IPO Shares and the Additional Shares or otherwise performing its obligations under the Registration Statement.

You may assume that all of the information in this certificate remains true and correct unless and until you are notified otherwise in writing.

[Signature page to follow]

1

/s/ Guanran Wang	August 11, 2026
Name: WANG Guanran Director	Date

2